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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Hawk Corporation 2000 Long Term Incentive Plan of our report dated February 14, 2000, with respect to the consolidated financial statements of Hawk Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Cleveland, Ohio
September 29, 2000